UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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The company issued this press release on March 15.

News Release
ExxonMobil Media Relations: (972) 940-6007	Exxon Mobil Corporation 5959 Las Colinas Boulevard Irving, TX 75039-2298 972 940 6007 Telephone 972 940 6143 Facsimile

FOR IMMEDIATE RELEASE

MONDAY, MARCH 15, 2021

ExxonMobil Comments on Engine No. 1 Director Nominations

IRVING, Texas – Exxon Mobil Corporation issued the following statement regarding Engine No. 1’s director nominations.

ExxonMobil’s directors have experience leading some of the world’s largest, most complex and successful companies and bring to the board a wide range of backgrounds, knowledge and skills relevant to the company’s business and future direction – unlike the Engine No. 1 candidates.

Over the past several years, we have evolved and refreshed our board to adjust to changing company needs, including adding members with deep expertise in capital allocation, energy transition, new technology development and commercialization, and environmental, social and governance (ESG) practices. These directors also have significant experience helping companies navigate complex transitions while building value for shareholders.

The Board Affairs Committee thoroughly considered Engine No. 1’s nominees and determined that, while they are all knowledgeable in certain areas, they did not have the global experience, leadership qualifications and skillsets required for a company of ExxonMobil’s size and scope as it navigates the highly complex energy transition.

We categorically disagree with Engine No. 1’s assertions about our board, including the directors they have targeted.

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About ExxonMobil

ExxonMobil, one of the largest publicly traded international energy companies, uses technology and innovation to help meet the world’s growing energy needs. ExxonMobil holds an industry-leading inventory of resources, is one of the largest refiners and marketers of petroleum products, and its chemical company is one of the largest in the world. To learn more, visit exxonmobil.com and the Energy Factor.

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Cautionary Statement

Statements of future events, goals plans or market sizes in this release are forward-looking statements. Actual future results and opportunities could vary depending on changes in supply and demand and other market factors affecting future prices of oil, gas, and petrochemical products; changes in the relative energy mix across activities and geographies; changes in international, regional, national and local policy to support lower-carbon technologies; changes in regional and global economic growth rates and consumer preferences; the pace of regional and global recovery from the COVID-19 pandemic and actions taken by governments and consumers resulting from the pandemic; and other factors discussed in this release and in Item 1A. “Risk Factors” in ExxonMobil’s Annual Report on Form 10-K for 2019 and subsequent Quarterly Reports on Forms 10-Q, as well as under the heading “Factors Affecting Future Results” on the Investors page of ExxonMobil’s website at www.exxonmobil.com.

Forward-looking statements contained in this release regarding the potential future market sizes are not forecasts of actual market sizes. These figures are provided to help quantify the potential of new industries consistent with the stated government goals. Actual future market sizes will depend on future policy decisions, technological developments and consumer preferences. The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a preliminary proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Preliminary Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.